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                                                                   EXHIBIT 10.55


                          LEASE TERMINATION AGREEMENT
                          ---------------------------


     THIS LEASE TERMINATION AGREEMENT is made as of the 29th day of January, 1999 by and between Massachusetts Institute of Technology, a Massachusetts corporation, as lessor ("Lessor") and Lifeline Systems, Inc., a Massachusetts corporation, as lessee ("Lessee"). Reference is made to a lease dated April 3, 1992 by and between Lessor and Lessee, as amended by First Amendment to Lease dated as of August 25, 1992, and by Second Amendment to Lease dated as of May 18, 1993, and by Third Amendment to Lease dated as of April 25, 1994, and by Fourth Amendment to Lease dated as of April 1, 1997, and by Fifth Amendment to Lease dated September 29, 1997 (collectively, the "Lease"), pursuant to which Lessee leased certain premises at 640 Memorial Drive, Cambridge, Massachusetts, all as more particularly described in the Lease (collectively, the "Premises"). Capitalized terms used in this Agreement which are defined in the Lease and not otherwise defined herein shall have the same meaning herein as in the Lease.

     Lessor and Lessee mutually desire to terminate the Lease, on and subject to the terms of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

     1.  Termination.  Subject to the provisions of Sections 2 and 10 below, the
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Lease shall terminate as follows:

         (a) with respect to the entire Basement Space, effective on the date on which Lessee surrenders and redelivers the Basement Space to Lessor in accordance with the provisions of the Lease (including, without limitation, Section 12(k)) (the "Basement Space Termination Date"), except that the trash compactor and waste
                                   ------
               area shall remain intact for Lessee's use until the "Area A Termination Date"(as hereinafter defined);



         (b) with respect to (1) the portion of the Premises shown as "Area A" on the plan attached hereto as Exhibit I and containing
                                              ---------
               approximately 51,353 square feet of rentable area, (2) one hundred (100) On-Site Parking Spaces, and (3) forty (40) Additional Parking Spaces in the Waverly Street lot (the foregoing are sometimes hereinafter collectively referred to as the "Area A Surrendered Premises"), effective on the date which is fifteen (15) days after the date on which Lessee vacates the
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               Area A Surrendered Premises and delivers possession thereof to
               Lessor (the "Area A Termination Date"); and

          (c) with respect to (1) the portions of the Premises shown as "Area B" on the plan attached hereto as Exhibit I and containing
                                                 ---------
               approximately 24,097 square feet of rentable area, (2) all remaining On-Site Parking Spaces, and (3) all remaining Additional Parking Spaces (the foregoing are hereinafter sometimes collectively referred to as the "Area B Surrendered Premises"), effective on the date on which is fifteen (15) days after the date on which Lessee vacates the Area B Surrendered Premises and delivers possession thereof to Lessor (the "Area B Termination Date").

          On the applicable Termination Date (i.e., the Basement Space Termination Date, the Area A Termination Date or the Area B Termination Date, as the case may be), Lessee shall surrender, quit, yield up and deliver to Lessor the applicable portion of the Premises, together with the stated number of parking spaces, and all of Lessee's right, title and interest therein or thereto under the Lease, in accordance with the provisions of the Lease (including, without limitation, Section 12(k) thereof), and the Lease shall terminate with respect thereto with the same effect as if the term of the Lease expired on such date with respect to such portion of the Premises and parking spaces. Lessor and Lessee hereby agree that (i) during the 15-day period described in clause (b) above, Lessee shall have the right to remove any of its equipment, trade fixtures and personal property remaining in the Area A Surrendered Premises, and shall construct (or cause Millennium Pharmaceuticals, Inc. ("Millennium") to construct) the temporary demising partition described in Section 5(a) of this Agreement, provided that any delay in the completion of such construction shall not delay the occurrence of the Area A Termination Date ; and (ii) during the 15-day period described in clause (c) above, Lessee shall have the right to remove any of its equipment, trade fixtures and personal property remaining in the Area B Surrendered Premises; provided, however, that such activities on the
                                 --------  -------
part of Lessee shall not interfere with Millennium's preparations of such space for its occupancy. Lessee agrees to use reasonable efforts to give Lessor and Millennium at least seven (7) days' advance notice of the dates on which it will vacate the Area A Surrendered Premises and the Area B Surrendered Premises, and Lessor acknowledges Lessee's notice that it intends to vacate the Area A Surrendered Premises on or about January 31, 1999. Notwithstanding anything to the contrary contained herein, Lessor agrees, with respect to tenant improvements in the Premises, that none of the tenant improvements located in the Premises as of the date of this Agreement, nor the temporary demising partition described in Section 5(a) of this Agreement, shall be required to be removed by Lessee from the Premises; and Lessee shall remove from the Premises all modular furniture, portable partitions, equipment in the computer room at the Premises, generators and all other trade fixtures (including, without limitation, the Liebert air conditioning system, the power conditioning system, and all fans and blowers specifically related to Lessee's manufacturing system). Lessee shall repair any damage to the Premises caused by such removal to Lessor's reasonable satisfaction. Provided that the entire Premises

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and all parking spaces are surrendered and delivered to Lessor in accordance with the terms of this Agreement, the term "Final Termination Date" shall mean the last to occur of the Basement Space Termination Date, the Area A Termination Date or the Area B Termination Date.

  2.  Delays in Surrendering Space.
      ----------------------------

      (a) Lessee hereby acknowledges that in reliance upon Lessee's agreement as set forth herein to surrender and redeliver the Premises and parking spaces in portions to the Lessor by the dates hereinafter set forth in this Paragraph 2, Lessor is entering into a lease of the entire Premises and all of such parking spaces to a third party, commencing in stages on the next day following each Termination Date hereunder. Lessee further acknowledges that any failure or delay on Lessee's part in surrendering the Premises or parking spaces or any portion of either as herein provided shall subject Lessor to expense and to the risk of losing such successor tenant. In the event that, for any reason whatsoever, Lessee fails to surrender and redeliver all or any portion of the Premises and parking spaces by the dates set forth in this Paragraph 2, Lessor shall have the remedies provided in this Paragraph 2. Lessor agrees that the remedies provided in this Paragraph 2 shall be the exclusive remedies for Lessee's failure or delay in surrendering the Premises or parking spaces or any portion of either as herein provided, and that, except as expressly provided in this Paragraph 2, Lessor shall have no recourse to Lessee for any damage suffered by Lessor as a result of such failure, including, without limitation, any damage arising out of Lessor's inability to deliver the Premises to a third party.

      (b) The parties currently anticipate that the Basement Space Termination Date and the Area A Termination Date will occur on or about February 15, 1999. In the event that either the Basement Space Termination Date or the Area A Termination Date has not occurred, for any reason whatsoever:

               (1) by February 28, 1999, then commencing on March 1, 1999 and continuing until the earlier of (A) the last to occur of the Basement Space Termination Date or the Area A Termination Date, or (B) the effective date of the termination of this Agreement by Lessor as hereinafter provided, Lessee shall pay to Lessor, as Additional Rent, the sum of $7,500.00 per day; and

               (2) by March 31, 1999, Lessor shall have the right to terminate this Agreement in its entirety, effective seven (7) days after Lessor gives written notice of termination to Lessee, in which event the

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                    Lease shall remain in full force and effect as if this
                    Agreement had never been executed, except that until the
                                                       ------
                    effective date of such termination Lessee shall remain liable to Lessor for the payment, as Additional Rent, of the sum of $7,500.00 per day commencing on March 1, 1999.

          (c) The parties currently anticipate that the Area B Termination Date will occur on or about July 1, 1999. In the event that the Area B Termination Date has not occurred, for any reason whatsoever:

               (1) by July 31, 1999, then commencing on August 1, 1999 and continuing until the earlier of (A) the Area B Termination Date, or (B) the effective date of the termination of this Agreement with respect to the Area B Surrendered Premises by Lessor as hereinafter provided, Lessee shall pay to Lessor, as Additional Rent, the sum of $7,500.00 per day; and

               (2) by August 31, 1999, Lessor shall have the right to terminate this Agreement as to the Area B Surrendered Premises, effective seven (7) days after Lessor gives written notice of termination to Lessee, in which event the Lease shall remain in full force and effect with respect to the Area B Surrendered Premises as if this Agreement had never been executed, except that until the effective date of such
                              ------
                    termination Lessee shall remain liable to Lessor for the payment, as Additional Rent, of the sum of $7,500.00 per day commencing on August 1, 1999.

          (d) Lessor may (but shall not be required to) offset all amounts due under this Paragraph 2 from Lessee to Lessor against payments to be made by Lessor to Lessee pursuant to Paragraph 6 below.

     3.   Performance of Obligations. Notwithstanding the execution and delivery
          --------------------------
of this Agreement, until the surrender and redelivery by Lessee to Lessor of a portion of the Premises and parking spaces as provided in this Agreement, Lessee shall remain liable for and shall timely pay and perform all obligations of Lessee under the Lease with respect thereto, including, without limitation, the payment of Rent and all other charges when due under the Lease.

     4.   Acceptance of Surrender. Effective as of the applicable Termination
          -----------------------
Date, and provided that (a) Lessee has performed all of its obligations under the Lease and under this Agreement to be performed thereunder and hereunder through and including such applicable Termination Date, and (b) Lessor has not previously terminated this Agreement in whole or in part pursuant to Paragraph 2 above, Lessor shall accept the surrender of the applicable portion of the Premises and parking spaces (if applicable), and thereafter neither party shall have any

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obligation to or recourse against the other party to the Lease with respect thereto except to the extent to which such obligations expressly survive the expiration of the Term of the Lease.

     5.   Additional Obligations of Lessee.
          --------------------------------

          (a) Lessee shall, at its sole cost and expense, construct (or cause Millennium to construct) temporary demising partitions separating Area A from Area B prior to the Area A Termination Date, in accordance with the provisions of Section 12(f) of the Lease.

          (b) Lessee shall, at its sole cost and expense, remove its sign from the Building in accordance with the provisions of the Lease prior to the Final Termination Date.

          (c) Lessee shall permit Millennium to construct an exhaust shaft from the basement of the Building into either Lessee's mailroom or the loading dock area included within the Premises.


     6.   Termination Payment. In consideration of the termination of the Lease
          -------------------
and the surrender and redelivery of the Premises by Lessee, Lessor shall make the following termination payments to Lessee:

          (a) Upon the surrender and redelivery of the Area A Surrendered Premises in accordance with the provisions of this Agreement, Lessor shall pay to Lessee the sum of $654,585.50; and

          (b) Upon the surrender and redelivery of the Area B Surrendered Premises in accordance with the provisions of this Agreement, Lessor shall pay to Lessee the sum of $307,159.26.

All payments to be made by Lessor to Lessee pursuant to this Paragraph 6 are subject to setoff as provided in Paragraph 2 above.

     In addition, upon surrender and redelivery of the Area A Surrendered Premises, Lessor shall exercise such rights as it may have with respect to 68% of the Security Deposit and return so much of 68% of the Security Deposit as is returnable to Lessee, all pursuant to Section 30.0 of the Lease, within 30 days of the surrender and redelivery of the Area A Surrendered Premises. Further, Lessor shall exercise such rights as it may have with respect to the Area B Surrendered Premises, and return so much of the balance of the Security Deposit to Lessee to which Lessee is entitled, within 30 days after the surrender and redelivery of the Area B Surrendered Premises.

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     7.   Brokers. Lessor and Lessee each represents to the other that it has
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dealt with no broker in connection with this Agreement other than Fallon, Hines
& O'Connor ("Broker"). Lessee shall be solely responsible for the payment of all fees and commissions due to Broker in connection with this transaction, and indemnifies and holds Lessor harmless from and against any claim by Broker for any such fee or commission. Each of the parties hereby agrees to indemnify and hold the other party harmless from and against any claims for commissions or fees by any person or firm other than Broker by reason of any act of the indemnifying party.

     8.   Release.
          -------

          (a) In consideration of the agreements contained in this Agreement, Lessee hereby releases and forever discharges Lessor and its officers, directors, employees, agents and servants (collectively, the "Lessor Released Parties"), of and from any and all claims, demands, causes of action, costs, expenses, liabilities and obligations, at law or in equity, which Lessee ever had, now has, or hereafter may have against the Lessor Released Parties or any of them, arising out of or relating to the proposed subleasing of the Premises by Lessee to Millennium. Lessee hereby acknowledges that its execution and delivery of this Agreement constitute Lessee's intention to terminate the Lease in full substitution for any proposed sublease of the Premises to Millennium.

          (b) In consideration of the agreements contained in this Amendment, Lessor hereby releases and forever discharges Lessee and its officers, directors, employees, agents and servants (collectively, the "Lessee Released Parties"), of and from any and all claims, demands, causes of action, costs, expenses, liabilities and obligations, at law or in equity, which Lessor ever had, now has, or hereafter may have against the Lessee Released Parties or any of them, arising out of or relating to the proposed subleasing of the Premises by Lessee to Millennium.

     9.   Notice of Termination of Lease. Contemporaneously with their execution
          ------------------------------
of this Agreement, Lessee and Lessor shall execute and acknowledge a Notice of Termination of Lease, in form acceptable for recording and registration, terminating all Notices of Lease and Notices of Amendment to Lease previously executed in connection with the Lease. The original executed Notice of Termination of Lease shall be held in escrow by Lessor's counsel and shall not be recorded or filed for registration until the earlier of (a) receipt by Lessor's counsel of written direction from Lessee (or Lessee's counsel), or (b) the Final Termination Date.

     10.  Conditions of Effectiveness. Notwithstanding anything contained herein
          ---------------------------
to the contrary, this Agreement shall not be effective unless and until all of the following occur:

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          (a)  Lessor and Lessee each delivers to the other an original executed counterpart of this Agreement;

          (b) Lessor and Lessee each executes and acknowledges a Notice of Termination of Lease to be held by Lessor's counsel as provided above;

          (c) Lessor receives from Millennium the unconditional delivery of an executed counterpart of an amendment to the lease between Lessor and Millennium pursuant to which Millennium leases the entire Premises, consistent with the provisions of this Agreement and otherwise acceptable in all respects to Lessor;

          (d) Lessee receives from Millennium the unconditional delivery of an executed counterpart of a sublease of approximately 9,000 square feet in Area A, which has been consented to by Lessor, acceptable in all respect to Lessee; and

          (e) Lessee receives from Millennium a release and discharge from Millennium with respect to the proposed subleasing of the Premises by Lessee to Millennium acceptable in all respects to Lessee.

     11.  Authority. Promptly after its execution of this Amendment, Lessee
          ---------
shall furnish to Lessor a Secretary's Certificate of Lessee certifying to the incumbency and authority of the person acting on behalf of Lessee to enter into this Agreement and to execute and acknowledge the aforementioned Notice of Termination of Lease.

     12.  Miscellaneous.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of Massachusetts and, if any provisions of this Agreement shall to any extent be invalid, the remainder of this Agreement, and the application of such provisions in other circumstances, shall not be affected thereby. The titles of the several Paragraphs contained herein are for convenience only and shall not be considered in construing this Agreement. All notices provided for in this Agreement shall be in writing and shall be given in the manner provided in, and shall be effective as provided in, the Lease. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and no prior or contemporaneous oral statement or written matter shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by both parties hereto.


                     (The next page is the signature page)

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     EXECUTED under seal as of the day and year first above written.



     LESSOR:                            MASSACHUSETTS INSTITUTE OF
                                        TECHNOLOGY


                                        By: /s/ Philip A. Trussell
                                            -------------------------
                                            Philip A. Trussell,
                                            Director of Real Estate


     LESSEE:                            LIFELINE SYSTEMS, INC.


                                        By: /s/ Dennis M. Hurley
                                            -------------------------
                                            Name: Dennis M. Hurley
                                            Title: Vice President Finance/
                                                   Chief Financial Officer

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